UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

XOOM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xoom Corporation

425 Market Street, 12th Floor

San Francisco, CA 94105

April 14, 2015

Dear Xoom Stockholder:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Xoom Corporation (“Xoom”) to be held on May 28, 2015 at 2:00 p.m. Pacific Time at Xoom’s corporate headquarters located at 425 Market Street, 12th Floor, San Francisco, CA 94105.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of and continued interest in Xoom. We look forward to seeing you at our Annual Meeting.

Sincerely,

John Kunze

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

On or about April 14, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2014 Annual Report on Form 10-K (“2014 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2014 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible. Your participation will help to ensure the presence of a quorum at the meeting and save Xoom the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

XOOM CORPORATION

425 Market Street, 12th Floor

San Francisco, CA 94105

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Xoom Corporation (“Xoom”) will hold its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2015 at 2:00 p.m. Pacific Time at Xoom’s corporate headquarters located at 425 Market Street, 12th Floor, San Francisco, CA 94105 for the following purposes:

•

To elect three Class II directors, Ms. Anne Mitchell and Messrs. Murray J. Demo and Matthew Roberts to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations and postponements thereof).

On or about April 14, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2014 Annual Report on Form 10-K (“2014 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2014 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your proxy card.

Only stockholders of record at the close of business on April 2, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 2, 2015 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

If you have any questions regarding this information or the proxy materials, please contact our investor relations department at https://ir.xoom.com/contactus.cfm.

By Order of the Board of Directors,

John Kunze

President and Chief Executive Officer

San Francisco,  California

April 14, 2015

XOOM CORPORATION

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

XOOM CORPORATION

425 Market Street, 12th Floor

San Francisco, CA  94105

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2015

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2015 Annual Meeting of Stockholders (the “Proxy Statement”) and the accompanying Notice of 2015 Annual Meeting of Stockholders. The Annual Meeting will be held at 2:00 p.m. Pacific Time on May 28, 2015 at our corporate headquarters located at 425 Market Street, 12th Floor, San Francisco, CA 94105. On or about April 14, 2015, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2014 Annual Report on Form 10-K (“2014 Annual Report”).

In this Proxy Statement the terms “Xoom,” “the company,” “we,” “us,” and “our” refer to Xoom Corporation and its subsidiaries. The mailing address of our principal executive offices is Xoom Corporation,  425 Market Street, 12th Floor, San Francisco, CA 94105.

Record Date	April 2, 2015.
Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	38,994,593 shares of common stock outstanding as of April 2, 2015.
Voting	There are four ways a stockholder of record can vote:
(1)

by Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 27, 2015 (have your proxy card in hand when you visit the website);

We encourage you to vote this way as it is the most cost-effective method;

(2) by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 27, 2015 (have your proxy card in hand when you call);
(3) by completing and mailing your proxy card which must be received before the start of the Annual Meeting; or
(4) by written ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 27, 2015. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the three nominees receiving the greatest number of votes will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of KPMG LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote  “for” the election of the nominees for director and  “for” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Notice of Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2014 Annual Report, primarily via the Internet. On or about April 14, 2015, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2014 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the Notice and proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding

If you are a beneficial owner of our common stock and you receive your proxy materials through Broadridge Financial Solutions, Inc. (“Broadridge”) or another intermediary (e.g., your bank or broker), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the 2014 Annual Report than the number of beneficial owners at that address. Under a procedure called “householding,” the rules of the SEC permit Broadridge and other intermediaries to deliver only one Notice, Proxy Statement and 2014 Annual Report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Broadridge or another intermediary and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the 2014 Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge or another intermediary and you wish to request delivery of a single copy of any future proxy statement or annual report to the shared address in the future, please either notify your bank or broker, or contact Broadridge. You may contact Broadridge either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Individuals who request removal from the householding program will be removed within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the 2017 annual meeting. The term of the Class II directors expires at the Annual Meeting and the term of the Class III directors expires at the 2016 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal.

Nominees

Our Board has nominated Ms. Anne Mitchell and Messrs. Murray J. Demo and Matthew Roberts for election as Class II directors to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee. In the event that any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, which would leave a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The biographies of each of the nominees, continuing directors and executive officers below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of our company. In addition to the information presented below regarding each nominee’s and continuing director’s  specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise “independent” directors under the published listing requirements of the NASDAQ Stock Market  (“NASDAQ”).

Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers, including their ages, as of April 4, 2015:

Name	Age	Positions and Offices Held with the Company
John Kunze	52	President, Chief Executive Officer and Director
Ryno Blignaut	42	Acting Chief Financial Officer and Chief Risk Officer
Julian King	45	Senior Vice President of Marketing and Corporate Development
Christopher G. Ferro	44	Vice President of Legal and Compliance, Secretary, General Counsel and Chief Compliance Officer
Roelof Frederik Botha	41	Director
Murray J. Demo	53	Director
Kevin E. Hartz	45	Director
Tom Killalea	47	Director
C. Richard Kramlich	79	Director
Anne Mitchell	42	Director
Keith Rabois	46	Director
Matthew Roberts	46	Director

Information Concerning Nominees for Election for a Three-Year Term Ending at the 2018 Annual Meeting

Murray J. Demo. Murray J. Demo has served as a director of Xoom since May 2012. Mr. Demo served as the Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., a publicly-traded entertainment technology company, from May 2009 to June 2012. From September 2007 to June 2008, Mr. Demo served as Executive Vice President and Chief Financial Officer of LiveOps, Inc., a privately held on-demand contact center software and call center outsourcing company. Mr. Demo served as Executive Vice President and Chief Financial Officer of Postini, Inc., an on-demand communication security software company, from May 2007 until it was acquired by Google Inc. in September 2007. From 1996 to 2006, Mr. Demo served in a number of roles at Adobe Systems Incorporated, most recently as Executive Vice President and Chief Financial Officer. Mr. Demo currently serves as a director of Citrix Systems, Inc., a large multinational publicly-traded software company, and as a director of two private companies. Mr. Demo holds a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and a Master of Business Administration degree from Golden Gate University.

The Board believes that Mr. Demo is qualified to serve as a director based on his extensive experience with finance and accounting matters for global organizations in the technology industry, including his service as Chief Financial Officer of publicly-traded companies and as a director of one publicly-traded company.

Anne Mitchell. Anne Mitchell has served as a director of Xoom since April 2006. Ms. Mitchell is an executive coach and has been advising individuals since March 2013. From January 2010 to February 2013, Ms. Mitchell was a Venture Partner at Volition Capital LLC, a growth equity firm established by the U.S. partners of Fidelity Ventures. From 1996 to 2010, Ms. Mitchell was a partner at Fidelity Ventures, a venture capital firm. Ms. Mitchell has previously served as a director of various private companies. Ms. Mitchell holds a Bachelor of Arts in History from Harvard College.

The Board believes that Ms. Mitchell is qualified to serve as a director based on her service on other private company boards, broad industry experience and extensive experience as an investor in technology companies.

Matthew Roberts. Matthew Roberts has served as a director of Xoom since January 2012. Mr. Roberts has been the President and Chief Executive Officer of OpenTable, Inc. (acquired by Priceline Group Inc.),  an online restaurant reservation company, since June 2011. Mr. Roberts served as a director of OpenTable, Inc. from June 2011 to July 2014.

From June 2005 to August 2011, Mr. Roberts served as OpenTable, Inc.’s Chief Financial Officer. From January 1999 to May 2005, Mr. Roberts served in a number of roles at E-LOAN, Inc., a loan provider, most recently as Chief Financial Officer. Mr. Roberts currently serves as a director of a private company. Mr. Roberts is a Certified Public Accountant (inactive status) and holds a Bachelor of Science degree in Accounting from Santa Clara University.

The Board believes that Mr. Roberts is qualified to serve as a director based on his extensive experience with finance and accounting matters in the technology industry, including the experience that he has gained in his roles as Chief Executive Officer and Chief Financial Officer of a publicly-traded company.

Information Concerning Directors Continuing in Office Until the 2017 Annual Meeting

Roelof Frederik Botha. Roelof Frederik Botha has served as a director of Xoom since May 2005. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a Managing Member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., most recently as the Chief Financial Officer. Mr. Botha currently serves as a director of several private companies. Mr. Botha holds a Bachelor of Science degree in Actuarial Science, Economics and Statistics from the University of Cape Town and a Master of Business Administration degree from the Stanford Graduate School of Business.

The Board believes that Mr. Botha is qualified to serve as a director based on his financial and managerial experience, including his service as Chief Financial Officer of a publicly-traded company, and his service on other private company boards of directors.

John Kunze. John Kunze has been our President and Chief Executive Officer since July 2006 and a director since March 2004. From August 1998 to October 2005, Mr. Kunze was the President, Chief Executive Officer and a director of Plumtree Software, Inc. (acquired by BEA Systems, Inc.), a provider of enterprise software solutions. From 1985 to 1998, Mr. Kunze worked at Adobe Systems Incorporated, a digital media solutions company, in a variety of product roles. Mr. Kunze holds a Bachelor of Arts degree in Economics from Franklin & Marshall College.

The Board believes that Mr. Kunze is qualified to serve as a director based on his extensive background in business management, his role as our President and Chief Executive Officer and his prior service on the board of Plumtree Software, Inc., a publicly-held company.

Information Concerning Directors Continuing in Office Until the 2016 Annual Meeting

Kevin E. Hartz. Kevin E. Hartz has served as a director of Xoom since June 2001. Mr. Hartz has been the Co-Founder and Chief Executive Officer of Eventbrite, Inc., an online event registration service, since October 2005 and currently serves as a director of Eventbrite, Inc.  Mr. Hartz also serves as a director of another private company. Mr. Hartz co-founded Xoom in 2001 and served as our Chief Executive Officer from June 2001 to October 2005. Mr. Hartz holds a Bachelor of Arts and Science degree in History and Applied Earth Science from Stanford University and a Masters of Studies degree in British History from Oxford University.

The Board believes that Mr. Hartz is qualified to serve as a director based on his service on the boards of directors of two private companies, his experience as Chief Executive Officer of Eventbrite, Inc., as co-founder and former Chief Executive Officer of Xoom and his experience in the technology industry.

C. Richard Kramlich. C. Richard Kramlich has served as a director of Xoom since April 2005. Mr. Kramlich is a co-founder of New Enterprise Associates, a venture capital firm, where he served as a General Partner from its formation in 1978 through December 2012. Mr. Kramlich currently serves as Chairman of the NEA Management Company, Chairman and Co-Founder of KIC Co-Invest, LLC and as a member of the board of directors of Zhone Technologies, Inc., a telecommunications equipment company, SVB Financial Group, a financial services company, Sierra Monitor Corporation, an electronic safety equipment manufacturer, and as a director of numerous private companies. From 1997 to 2011, Mr. Kramlich served as a director of Financial Engines, Inc., a portfolio management services firm.  Mr. Kramlich holds a Bachelor of Science degree in History from Northwestern University and a Master of Business Administration degree from Harvard Business School.

The Board believes that Mr. Kramlich is qualified to serve as a director based on his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of global technology companies, including public companies, and his tenure with Xoom.

Tom Killalea.  Tom Killalea has served as a director of Xoom since March 2015. Mr. Killalea has been an advisor to private technology-driven companies since November 2014. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon.com, Inc. most recently as its Vice President of Technology for the Kindle Content Ecosystem from 2008 to November 2014. He served as its Vice President of Infrastructure and Distributed Systems from 2003 to 2008 and prior to that as Chief Information Security Officer and Vice President of Security. Mr. Killalea holds a Bachelor degree in Education from the National University of Ireland, and a Bachelor of Science degree in Computer Science from Trinity College in Dublin.

The Board believes that Mr. Killalea is qualified to serve as a director based on his product, technology and security experience in the technology industry, including his experience advising technology companies in various stages of growth and his various leadership roles, including as Chief Information Security Officer, at Amazon.com, Inc.

Information Concerning Directors Continuing in Office Until the 2015 Annual Meeting

Keith Rabois. Keith Rabois has served as a director of Xoom since June 2003. Mr. Rabois has been a partner at Khosla Ventures, a venture capital firm, since March 2013. From August 2010 to January 2013, Mr. Rabois served as Chief Operating Officer at Square, Inc., a mobile payment processing company. From May 2007 to August 2010, Mr. Rabois served as Executive Vice President of Strategy and Business Development of Slide, Inc. (acquired by Google Inc.), a social entertainment applications publishing company. Mr. Rabois was Vice President of Business & Corporate Development for LinkedIn Corporation, a social networking company, from January 2005 to May 2007. From 2005 to 2014, Mr. Rabois served on the board of directors of Yelp, Inc., an online review company. Mr. Rabois holds a Bachelor of Arts degree in Political Science from Stanford University and a Juris Doctor from Harvard Law School.

The Board believes that Mr. Rabois is qualified to serve as a director based on his managerial and industry experience and his experience as a director of a publicly-traded company. On March 27, 2015, the company announced Mr. Rabois’ resignation from the Board and all committees effective as of immediately following the Annual Meeting.

Information Concerning Executive Officers

In addition to Mr. John Kunze, our President and Chief Executive Officer, who also serves as a director, our executive officers as of April 4, 2015 were:

Ryno Blignaut. Ryno Blignaut returned as our Acting Chief Financial Officer and Chief Risk Officer in January 2015. Prior to that, he served as our Chief Financial Officer from March 2008 through December 2014, and as our Chief Risk Officer from August 2012 through December 2014. Prior to that, he served as our acting Chief Financial Officer from August 2006 to March 2008, and Vice President of Finance from October 2005 to August 2006. From July 2003 to April 2005, and from June 2001 to August 2002, Mr. Blignaut worked as a consultant in financial regulation with RSM Robson Rhodes LLP (acquired by Grant Thornton LLP), an accounting firm. From September 2002 to February 2003, Mr. Blignaut served as Head of Finance for PayPal UK, an online payment company, in the United Kingdom. Mr. Blignaut has been a member of the South African Institute of Chartered Accountants since 1998 and holds a Bachelor of Commerce with Honors degree in Accounting from the University of Stellenbosch, South Africa.

Julian King. Julian King has been our Senior Vice President of Marketing and Corporate Development since May 2007. Prior to that, he served as our Senior Vice President of Marketing and Products from August 2005 to May 2007. From 2002 to 2005, Mr. King was Vice President of Marketing and Products of the PeoplePC business at EarthLink, Inc., an information technology services, network and communications provider. From 2000 to 2002, Mr. King served as Director of Marketing and most recently as Vice President of Marketing and Products at PeoplePC, Inc., an Internet service provider (acquired by Earthlink). From 1992 to 2000, Mr. King served in a number of roles at The Procter & Gamble Company, a multinational consumer goods company, most recently as Marketing Director. Mr. King holds a Bachelor of Science degree in Chemical Engineering from the Massachusetts Institute of Technology.

Christopher G. Ferro. Christopher G. Ferro has been our Vice President of Legal and Compliance, Secretary, General Counsel and Chief Compliance Officer since January 2008. From August 2001 to January 2008, Mr. Ferro was Senior Counsel at PayPal, Inc. From 1999 to 2001, Mr. Ferro practiced law at Davis & Gilbert LLP, a law firm in New York City. From 1996 to 1999, Mr. Ferro practiced law at Rosenman & Colin LLP, a law firm in New York City. He received his Bachelor of Arts degree in History from Stanford University and his Juris Doctor from Georgetown University Law Center.

CORPORATE GOVERNANCE

Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies.

Our Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and the listing standards of NASDAQ.

Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of the Board of Directors” below), at the direction of our Board, we also:

•	Intend to periodically review and make necessary changes to the charters for our audit, compensation and nominating and corporate governance committees;
•	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and
•	Have a code of business conduct and ethics that applies to our officers, directors and employees.

In addition, we have adopted a set of corporate governance guidelines. The nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:

•	Director Independence - Independent directors must constitute at least a majority of our Board;
•	Monitoring Board Effectiveness - The Board must conduct an annual self-evaluation of the Board and its committees;
•

Board Access to Independent Advisors - Our Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate; and

•	Board Committees - All members of the audit, compensation and nominating and corporate governance committees are independent in accordance with applicable NASDAQ criteria.

Meetings of the Board of Directors

Our Board held four meetings in fiscal year 2014. Each director attended at least 75% of all meetings of the Board and the committees on which they served that were held during fiscal year 2014. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are encouraged to attend our annual meeting of stockholders, and are expected to attend all meetings of the Board and all meetings of the committees on which they serve. Five members of our Board of Directors attended our 2014 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer (“CEO”), principal financial officer and principal accounting officer. During fiscal year 2014, no waivers were granted from any provision of the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available on our Internet website at https://ir.xoom.com/corporate-governance.cfm and may also be obtained without charge by contacting our Corporate Secretary at Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on our website.

Independence of the Board of Directors

Consistent with our corporate governance guidelines and applicable SEC and NASDAQ rules and regulations, our Board has determined that, as of the date of this Proxy Statement, eight out of the nine members of our Board are “independent,” with the one non-independent member being John Kunze, our President and Chief Executive Officer. In addition, all members of the audit, compensation and nominating and corporate governance committees are “independent.”

Structure of the Board of Directors

The positions of CEO and Board Chairperson are separated. The Board believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Board Chairperson, Roelof Frederik Botha, is independent.

Board’s Role in Risk Oversight

The Board’s role in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) reviews with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the review to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of the risk management role of the Board and its committees, the Board and the responsible committees evaluate the company’s risk management policies, procedures and practices. The Board and its committees have the power to retain outside advisers when appropriate to assist the Board and its committees in fulfilling this role.

Risks Related to Compensation Policies and Practices

As part of its oversight function, our Board and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a compliance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.  Each of the audit, compensation and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our Board that is available to stockholders on our Internet website at https://ir.xoom.com/corporate-governance-documents.cfm.

The composition and functioning of our Board and all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, and SEC and NASDAQ rules and regulations.

Audit Committee

Our audit committee currently consists of Roelof Frederik Botha, Kevin E. Hartz and Murray J. Demo, with Mr. Demo chairing the audit committee. From January 2014 through November 2014, our audit committee consisted of Roelof Frederik Botha, Murray J. Demo and Alison Davis, with Ms. Davis chairing the audit committee prior to her resignation from our Board in November 2014. The audit committee met eight times in fiscal year 2014.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Ms. Davis was, and Messrs. Botha and Demo are “audit committee financial experts” as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Ms. Davis was, and Messrs. Botha, Demo and Hartz are, independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The audit committee’s responsibilities, as further detailed in the charter, include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; and
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

Our compensation committee currently consists of Roelof Frederik Botha, C. Richard Kramlich and Matthew Roberts, with Mr. Roberts chairing the compensation committee. From January 2014 through November 2014, our compensation committee consisted of Roelof Frederik Botha, Kevin E. Hartz, C. Richard Kramlich and Matthew Roberts, with Mr. Roberts chairing the compensation committee. The compensation committee met four times in fiscal year 2014.  All members of our compensation committee are independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended, or the Code.

Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

The compensation committee’s responsibilities, as further detailed in the charter, include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our CEO;
•	evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;
•	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;
•	conducting risk assessment of compensation policies and practices;
•	reviewing and approving policies, procedures, grants and awards under our incentive-based compensation and equity plans; and
•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of C. Richard Kramlich, Keith Rabois and Anne Mitchell, with Ms. Mitchell chairing the nominating and corporate governance committee. From January 2014 through November 2014, our nominating and corporate governance committee consisted of Kevin E. Hartz, C. Richard Kramlich, Keith Rabois and Anne Mitchell, with Ms. Mitchell chairing the nominating and corporate governance committee. Keith Rabois’ resignation from the Board and all committees is effective as of immediately following the Annual Meeting.  The nominating and corporate governance committee met separately once in fiscal year 2014.  The nominating and corporate governance committee also met with the full Board once during a Board meeting in 2014. All members of our nominating and corporate governance committee are independent under the applicable rules and regulations of the SEC and NASDAQ.

The nominating and corporate governance committee’s responsibilities, as further detailed in the charter, include:

•	developing and recommending to the Board the criteria for selecting Board and committee membership;
•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;
•	identifying individuals qualified to become Board members;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board, its committees and management.

Compliance Committee

Our compliance committee currently consists of Keith Rabois, Anne Mitchell and John Kunze, with Mr. Kunze chairing the compliance committee. From January 2014 through November 2014, our compliance committee consisted of Keith Rabois, Alison Davis, Anne Mitchell and John Kunze, with Mr. Kunze chairing the compliance committee. Keith Rabois’ resignation from the Board and all committees is effective as of immediately following the Annual Meeting.  The compliance committee met four times in fiscal year 2014.

The compliance committee’s responsibilities, as further detailed in the charter,  include:

•	overseeing the implementation of a compliance program to ensure the company’s compliance with legal and regulatory requirements; and
•	overseeing the implementation of the company’s risk management policies.

Identifying and Evaluating Director Nominees

The Board is responsible for identifying and evaluating its own members. The Board delegates the identification and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. When the committee has used search firms, the Committee and/or the Board has provided the search firm with a detailed description of both minimum and desired qualifications for that specific candidate. Based upon these qualifications, the search firm collects resumes and other data about potential candidates and recommends potential candidates to the committee. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, shall have sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, a history of actively contributing at board meetings to the extent such nominee serves or has previously served on other boards, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience, his or her independence and the needs of the Board.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders may send such communication to our General Counsel or Legal Department via U.S. Mail or Expedited Delivery Service to: Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105, Attn: Corporate Secretary, General Counsel or Legal Department.

For a stockholder communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105, Attn: [Name of Individual Director].

Stockholders may also submit communications directed to either the Board as a whole or to an individual director in his or her capacity as a member of the Board through our website, https://ir.xoom.com/contactboard.cfm.  We will forward by electronic mail or U.S. Mail any such stockholder communication to each director, and the Chairperson of the Board in his or her capacity as a representative of the Board, to whom such stockholder communication is addressed to the address specified by each such director and the Chairperson of the Board as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded with the provision that any communication that is filtered out will be made available to any non-employee director upon request.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed KPMG LLP as our independent registered public accounting firm  for the fiscal year ending December 31, 2015, and we are asking you and other stockholders to ratify this appointment. KPMG LLP has served as our independent registered public accounting firm since 2009.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of KPMG LLP. A majority of the votes properly cast is required in order to ratify the appointment of KPMG LLP. In the event that a majority of the votes properly cast do not ratify this appointment of KPMG LLP, we will review our future appointment of KPMG LLP.

We expect that a representative of KPMG LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In connection with our initial public offering, we adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Audit Fees

The following table sets forth the fees billed by KPMG LLP for audit, audit-related, tax and all other services rendered for 2014 and 2013 (in thousands):

Fee Category	2014	2013
Audit Fees	$915	$930
Audit-Related Fees	36	38
Tax Fees	97	54
All Other Fees	-	1
Total Fees	$1,048	$1,023

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, services in connection with our registration statements on Form S-1 related to our follow-on offering in 2013,  consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees,” including those associated with audits of our employee benefit plan.

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Xoom specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Xoom, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. The audit committee has carried out its specific responsibilities which include appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm; pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating the oversight and reviewing the adequacy of our internal control over financial reporting; and establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns, and are more fully described in its charter which is available at https://ir.xoom.com/corporate-governance-documents.cfm.

The audit committee has reviewed the company’s consolidated financial statements for 2014 and met with management, as well as with representatives of KPMG LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the audit committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of KPMG LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company’s audited consolidated financial statements for 2014 be included in its Annual Report on Form 10-K for 2014.

Audit Committee

Murray J. Demo (Chairperson)

Roelof Frederik Botha

Kevin E. Hartz

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

•	attract, motivate and retain employees at the executive level who contribute to our long-term success;
•	provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and
•

increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers.  The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. As part of this review process, our compensation committee applies our values and objectives, while considering the compensation levels needed to ensure our compensation program remains competitive.  In reviewing our compensation programs, our compensation committee may take into consideration the recommendations of our CEO (except with respect to his own compensation), as well as compensation data compiled or prepared by compensation consultants.    In 2014, our compensation committee engaged Compensia, Inc. to prepare certain reports and studies on executive compensation, including advice and recommendations on CEO and other executive compensation levels and practices, and guidance on trends in executive compensation programs of comparable companies.  Compensia, Inc. did not provide any other services to the Company other than those for which they were engaged by the compensation committee.  The compensation committee assessed the independence of Compensia, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia, Inc. from independently advising the Company.  Our compensation committee has the power to delegate its authority to subcommittees and/or our CEO.  To date, the compensation committee has only delegated the authority to make certain equity grants to our CEO.

Executive Compensation Components

Our executive compensation consists of base salary, long-term incentive compensation, primarily in the form of stock options, and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.  The compensation committee considers a number of factors in setting compensation for our executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Senior Executive Incentive Bonus Plan

In December 2012, our Board adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). In the event the compensation committee decides in the future to implement a cash bonus program for certain key executive officers, including the Named Executive Officers, it will do so under the terms and conditions of the Bonus Plan. The compensation committee did not implement any cash bonus programs in 2014 and we therefore did not make any awards under the Bonus Plan in 2014.

Summary Compensation Table – 2014

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to each individual who served as our CEO and the two most highly-compensated executive officers (other than the CEO)  who were serving as executive officers at the end of the fiscal year ended December 31, 2014, as well as one other individual for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer as of December 31, 2014.  All of these individuals are collectively referred to as our Named Executive Officers.

			Option Awards ($)		All Other
Name and Principal Position	Year	Salary ($)	(1)		Compensation ($)		Total ($)
John Kunze, President and Chief Executive	2014	400,000	2,643,564		—		3,043,564
Officer	2013	400,000	—		—		400,000
Christopher G. Ferro(2) Vice President and General Counsel	2014	265,833	1,201,620		—		1,467,453
Julian King, Senior Vice President, Marketing and	2014	325,833	2,403,240		—		2,729,073
Corporate Development	2013	280,000	—		—		280,000
Ryno Blignaut, Acting Chief Financial Officer and	2014	336,409	2,403,240	(4)	$55,000	(5)	2,794,649
Chief Risk Officer(3)	2013	280,000	—		—		280,000

(1)

The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions.  The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in note 12(c) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options.

(2)	Mr. Ferro was not a Named Executive Officer for the fiscal year ended December 31, 2013.
(3)	Mr. Blignaut resigned from the company effective December 1, 2014 and rejoined the company on January 5, 2015.
(4)

In connection with Mr. Blignaut’s resignation on December 1, 2014, our Board approved two months of accelerated vesting of Mr. Blignaut’s unvested stock options and also extended the exercise period for all of Mr. Blignaut’s outstanding stock options from 90 days to 180 days following his resignation date. However, in connection with Mr. Blignaut’s return to the Company on January 5, 2015, our Board further extended the exercise period for all of Mr. Blignaut’s outstanding stock options for so long as he continues to provide services to us and for six months thereafter, but in no event later than the original 10-year expiration date for such stock options.

(5)	In connection with Mr. Blignaut’s resignation from the company, he received a one-time payment equal to $55,000 in recognition of his service to the Company.

Outstanding Equity Awards at Fiscal Year-End Table – 2014

The following table summarizes, for each of the Named Executive Officers, the number of shares of our common stock underlying outstanding stock options held as of December 31, 2014.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying		Option
	Unexercised		Unexercised	Vesting	Exercise
	Options (#)		Options (#)	Commencement	Price	Option
Name	Exercisable		Unexercisable	Date	($)	Expiration Date
John Kunze	827,942		—	7/21/2006	0.68	7/21/2016
	60,031		—	4/24/2008	1.00	4/24/2018
	257,058	(1)(2)	—	4/20/2010	4.48	4/20/2020
	500,000	(1)(3)	—	3/15/2012	6.84	3/15/2022
	50,415	(4)	169,585	1/16/2014	26.52	1/16/2024
Christopher G. Ferro	75,000	(1)(2)	—	4/20/2010	4.48	4/20/2020
	81,250	(1)(3)	—	3/15/2012	6.84	3/15/2022
	22,916	(4)	77,084	1/16/2014	26.52	1/16/2024
Julian King	5,657		—	4/24/2008	1.00	4/24/2018
	147,500	(1)(2)	—	4/20/2010	4.48	4/20/2020
	140,000	(1)(3)	—	3/15/2012	6.84	3/15/2022
	45,832	(4)	154,168	1/16/2014	26.52	1/16/2024
Ryno Blignaut	49,710		—	5/1/2007	1.00	5/1/2017
	48,250		—	4/24/2008	1.00	4/24/2018
	118,125	(1)(2)	—	4/20/2010	4.48	4/20/2020
	56,000	(1)(3)	—	3/15/2012	6.84	3/15/2022
	49,999	(4)	—	1/16/2014	26.52	1/16/2024

(1)

These stock options are immediately exercisable in full as of the date of grant, with the underlying option shares subject to a right of repurchase in favor of the company at the option exercise price. This right of repurchase lapses with respect to each stock option as described hereafter.

(2)

The right of repurchase associated with these stock options expires over a five-year period at the rate of 20% of the shares of common stock underlying the stock options on the first anniversary of the Vesting Commencement Date and 1/60th of the shares of common stock underlying the stock options each month thereafter.  These stock options were granted under our 2010 Stock Option and Incentive Plan, which provides that in the event of a change in control, if the stock options are not assumed, substituted or continued by the successor entity, then the stock options will become fully vested.  Information regarding any additional acceleration of vesting provisions for these stock options are presented below in “Employment Agreements and Termination of Employment Agreements”.

(3)

The right of repurchase associated with these stock options expires over a five-year period at the rate of 20% of the shares of common stock underlying the stock options on each yearly anniversary of the Vesting Commencement Date.  These stock options were granted under our 2010 Stock Option and Incentive Plan, which provides that in the event of a change in control, if the stock options are not assumed, substituted or continued by the successor entity, then the stock options will become fully vested.  Information regarding any additional acceleration of vesting provisions for these stock options are presented below in “Employment Agreements and Termination of Employment Agreements”.

(4)

The stock options vest and become exercisable with respect to 1/48th of the shares of common stock underlying the stock options each month after the vesting commencement date.  These stock options were granted under our 2012 Stock Option and Incentive Plan, which provides that in the event of a change in control, if the stock options are not assumed, substituted or continued by the successor entity, the stock options will become fully vested.  Information regarding any additional acceleration of vesting provisions for these stock options are presented below in “Employment Agreements and Termination of Employment Agreements”.

In February 2015, our Board approved, for the first time, the grant of performance-based restricted stock units under our 2012 Stock Option and Incentive Plan to certain of our employees, including our Named Executive Officers.  Going forward, we expect to grant a combination of options and performance-based restricted stock units to our Named Executive Officers as part of their total compensation packages.

Employment Agreements and Termination of Employment Arrangements

Each of our executive officers serves at the pleasure of our Board. We initially entered into offer letters or employment agreements with each of the Named Executive Officers in connection with his employment with the company, and replaced the offer letters or employment agreements with our Named Executive Officers with new employment agreements during 2011, which were later amended and restated in 2012. With the exception of his own arrangement which was negotiated by our Board, each of these employment agreements was negotiated on our behalf by our CEO, with the oversight and approval of our Board.

These agreements provide for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Each Named Executive Officer has also entered into our standard confidential information and invention assignment agreement.

These agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment following a change in control of the company. In addition, the Named Executive Officers may be entitled to accelerated vesting of certain of their outstanding and unvested awards in certain circumstances.

Involuntary Termination of Employment

Pursuant to their employment agreements, each Named Executive Officer is eligible to receive certain payments and benefits in the event his employment is terminated by the company without “cause” (as defined in his employment agreement) or in the event he terminates his employment with “good reason” (as defined in his employment agreement). In addition to his accrued benefits (consisting of unpaid expense reimbursements, accrued but unused vacation to the extent such payment is required by law or company policy, any vested benefits that he may have under any of our employee benefit plans and any earned but unpaid base salary payable through the date of termination), upon the timely execution of a fully effective general release of claims in favor of the company, each Named Executive Officer is eligible to receive the following payments and benefits:

•	a lump-sum cash severance payment equal to 6 months (12 months in the case of Mr. Kunze) of his base salary; and
•

if the Named Executive Officer was participating in a cash bonus plan at the time of such termination, a pro rata portion of the cash bonus payable under such cash bonus plan for the year in which the termination of employment occurs, based on the number of days in such year completed prior to the date of termination and determined assuming that all applicable performance targets are attained at the 100% level.

Change in Control of the Company

Pursuant to their employment agreements, in the event of a “change in control” of the company (as defined in their employment agreements), 25%, in the case of Mr. Kunze, or 100%, in the case of Messrs. Ferro, King and Blignaut of the total number of shares of our common stock subject to outstanding and unvested stock options granted to such Named Executive Officers prior to March 22, 2012 will immediately accelerate, vest and become fully exercisable or non-forfeitable as of the effective date of the change in control.

Involuntary Termination of Employment in Connection with a Change in Control of the Company

Pursuant to their employment agreements, the remaining portion of any outstanding and unvested equity awards will continue to vest and become exercisable in accordance with their original vesting schedule following a change in control; provided, however, that any unvested portion of such outstanding stock options and other stock-based awards will immediately accelerate, vest, and become fully exercisable or non-forfeitable if, within 12 months after the change in control of the company:

•	the Named Executive Officer’s employment is terminated by the company without “cause” (as defined in his employment agreement); or
•	the Named Executive Officer terminates his employment with “good reason” (as defined in his employment agreement).

In addition, each Named Executive Officer is also eligible to receive the cash payments and benefits described above under “Involuntary Termination of Employment,” in the event of an involuntary termination of their employment following a change in control of the company, plus an additional lump sum payment of 6 months of his base salary (12 months in the case of Mr. Kunze) for a total of 12 months of base salary (24 months in the case of Mr. Kunze).

Excise Tax Considerations

The payments and benefits provided under the employment agreements of the Named Executive Officers in connection with a change in control of the company may be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits also may not be eligible for a federal income tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to such excise taxes, they will be reduced (but not below zero) to the extent necessary so that the sum of all payments and benefits will not trigger such excise tax, if such reduction would result in a better net after-tax benefit to the affected Named Executive Officer.

Definitions

For purposes of the employment agreements, “cause” means:

•

conduct by an executive officer constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the company or any of its subsidiaries or affiliates other than the occasional, customary, or de minimis use of company property for personal purposes;

•	the commission by an executive officer of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;
•

continued non-performance by an executive officer of his duties under the employment agreement (other than by reason of the executive officer’s physical or mental illness, incapacity, or disability) that has continued for more than 30 days following written notice from the company of such non-performance;

•	a breach by an executive officer of any of the provisions of the employment agreement, or our proprietary information agreement, or the nondisclosure agreement;
•	a material violation by an executive officer of our written employment policies;
•	acceptance of a position with a competitive entity; or
•

failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

For purposes of the employment agreements, “good reason” means the failure of the company to cure any of the following events within 30 days after receiving written notice from the executive officer:

•

a demotion or any material diminution of an executive officer’s position, authority, duties, or responsibilities and that will include (but not be limited to) the executive officer’s having a position, authority, duties or responsibilities after a change in control of the company with respect to a division or line of business, rather than a substantially comparable position, authority, duties, or responsibilities with respect to our successor or acquirer;

•

a requirement that an executive officer report to work more than 30 miles from our existing headquarters (not including normal business travel required by the executive officer’s position and that is substantially comparable to the business travel historically required of the executive officer);

•

a material reduction in an executive officer’s base salary, bonus opportunity or benefits, except for an across-the-board reduction affecting all or substantially all senior executives of the company and that is implemented before a change in control of the company occurs; or

•	the material breach of the employment agreement by the company.

For purposes of the employment agreements, a “change in control” of the company means the consummation of any of the following:

•	the sale of all or substantially all of the assets of the company on a consolidated basis to an unrelated person or entity;
•

a merger, reorganization, or consolidation involving the company in which the shares of voting stock outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction that represent less than 50% of the outstanding voting power of such surviving or resulting entity;

•	the acquisition of all or a majority of the outstanding voting stock of the company in a single transaction or a series of related transactions by a person or group of persons; or
•	any other acquisition of the business of the company, as determined by the Board.

Ryno Blignaut Departure and Return

Mr. Blignaut resigned from the Company effective December 1, 2014.  In connection with his resignation, Mr. Blignaut received a one-time cash payment equal to $55,000 and two months of accelerated vesting for his unvested stock options.  Our Board also extended the exercise period for all of Mr. Blignaut’s outstanding stock options from 90 days to 180 days following his resignation date.

On January 5, 2015, Mr. Blignaut rejoined the company.  In connection therewith, our Board further extended the exercise period for all of Mr. Blignaut’s outstanding stock options for so long as he continues to provide services to us and for six months thereafter, but in no event later than the original 10-year expiration date for such stock options.

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. We have not made any matching contributions to the Section 401(k) plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2014. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in 2014.  However, we reimbursed non-employee members of our Board for reasonable expenses incurred in connection with attending Board meetings, in accordance with our non-employee director expense policy. Mr. Kunze, who is our President and CEO, receives no compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Kunze as an employee of the company is presented in “Summary Compensation Table.”

Director Compensation Table — 2014

Director Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1) (2)	Total ($)
Roelof Frederik Botha	48,500	(3)	89,990	138,490
Alison Davis(4)	42,500		89,990	132,490
Murray J. Demo	30,000		89,990	119,990
Kevin E. Hartz	31,000	(3)	89,990	120,990
C. Richard Kramlich	31,000	(3)	89,990	120,990
Anne Mitchell	32,500	(3)	89,990	122,490
Keith Rabois	30,000		89,990	119,990
Matthew Roberts	35,000		89,990	124,990

(1)

The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options granted to the non-employee members of our Board during 2014 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions.  The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in note 12(c) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee members of our Board for the stock options.  On May 29, 2014, pursuant to our director retainer policy, each non-employee director was granted a stock option to purchase 11,259 shares of our stock under our 2012 Stock Option and Incentive Plan, with an exercise price of $22.68 per share.  These options vest in full on the one year anniversary of the date of grant, as long as the director continues to provide services as a Board member on each date, provided, however, the options will fully vest upon a change in control of the company.

(2)

As of December 31, 2014, Mr. Botha held 27,349 unexercised stock options, Ms. Davis held 94,113 unexercised stock options, Mr. Demo held 169,849 unexercised stock options, Mr. Hartz held 27,349 unexercised stock options, Ms. Mitchell held 27,349 unexercised stock options, Mr. Kramlich held 27,349 unexercised stock options, Mr. Rabois held 122,349 unexercised stock options, and Mr. Roberts held 166,670 unexercised stock options.

(3)

Mr. Botha, Mr. Hartz, Mr. Kramlich and Ms. Mitchell elected to receive their cash retainer fees in the form of an unrestricted stock grant pursuant to the director retainer policy.  On May 29, 2014, Mr. Botha received 2,156 unrestricted shares, Mr. Hartz received 1,378 unrestricted shares, Mr. Kramlich received 1,378 unrestricted shares and Ms. Mitchell received 1,445 unrestricted shares, all granted under our 2012 Stock Option and Incentive Plan and based on a per share value of $22.49, which was the average closing price over the five business days prior to the date of grant. The grant date fair value of the shares was $22.68.

(4)	Ms. Davis resigned as a member of our Board effective November 14, 2014.

Our current policy for annual cash and equity retainers for our non-employee directors is as follows:

Cash
Retainer ($) (1)
Annual Retainer for Non-Employee Directors	25,000
Additional Annual Retainer for Board Chairperson	15,000
Annual Retainer for Audit Committee Chairperson	15,000
Annual Retainer for Compensation Committee Chairperson	10,000
Annual Retainer for Nominating and Corporate Governance Committee Chairperson	5,000
Annual Retainer for Compliance Committee Chairperson(2)	5,000
Annual Retainer for Audit Committee Non-Chairperson Members	5,000
Annual Retainer for Compensation Committee Non-Chairperson Members	3,500
Annual Retainer for Nominating and Corporate Governance Committee Non-Chairperson Members	2,500
Annual Retainer for Compliance Committee Non-Chairperson Members	2,500

(1)	In lieu of receiving a cash retainer, a director may elect to receive shares of common stock of the company with a fair market value equal to the cash retainer.
(2)	The current Compliance Committee Chairperson is an employee of the company so no retainer will be paid to the Chairperson at this time.

Fair Market Value on
Date of Grant of Stock
Options ($)
Initial Grant for Non-Employee Directors	180,000
Annual Grant for Non-Employee Directors	90,000

Any new non-employee director who is elected for the first time to our Board will receive an Initial Grant.  All shares subject to an Initial Grant for a non-employee director shall vest annually over three years, provided such non-employee director continues to be a director on each such vesting date.

The Annual Grant will be made to our non-employee directors continuing to serve on our Board following the date of the annual meeting of stockholders. All shares subject to an Annual Grant for a non-employee director shall vest on the one-year anniversary of the grant date, provided such non-employee director continues to be a director on such date.

Insider Trading Policy and Rule 10b5-1 Sales Plans

We have an insider trading policy that prohibits our officers, directors and certain other persons from engaging in, among other actions, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to the company’s common stock.

Our insider trading policy permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have been advised that Murray J. Demo, Kevin E. Hartz, Christopher G. Ferro, Julian King and John Kunze have each entered into a trading plan in accordance with Rule 10b5-1 and our insider trading policy. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving the company.

We anticipate that, as permitted by Rule 10b5-1 and our insider trading policy, some or all of our officers, directors and employees may establish trading plans in the future. We undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Roelof Frederik Botha, Kevin E. Hartz, C. Richard Kramlich and Matthew Roberts served as members of our compensation committee. Mr. Hartz resigned as a member of our compensation committee effective November 14, 2014. No member of the compensation committee was an employee or officer of Xoom during 2014.   No member of the compensation committee has been an officer of the company since 2005 or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our Board.

Report of the Compensation Committee of the Board of Directors

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Xoom specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee’s general role is to assist the Board in discharging its responsibilities relating to compensation of the company’s directors and executives and to oversee the Company’s overall compensation structure, policies and programs. The compensation committee has carried out its specific responsibilities which include reviewing and approving corporate goals and objectives relevant to compensation of our CEO; evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO; determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers; overseeing and making recommendations to the Board with respect to our incentive-based compensation and equity plans; and reviewing and making recommendations to the Board with respect to director compensation, and are more fully described in its charter which is available at https://ir.xoom.com/corporate-governance-documents.cfm.

The compensation committee has reviewed and discussed the sections captioned “Executive Compensation” and “Director Compensation” with management. Based on such review and discussions, the compensation committee recommended to the Board that both the “Executive Compensation” and “Director Compensation” sections be included in this proxy statement for the year ended December 31, 2014.

Compensation Committee

Matthew Roberts (Chairperson)

Roelof Frederik Botha

C. Richard Kramlich

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of February 28, 2015, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	our Named Executive Officers;
•	each of our directors and director nominees; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 38,906,820 shares of common stock outstanding as of February 28, 2015. Options to purchase shares of our common stock that are exercisable within 60 days of February 28, 2015 and restricted stock units vesting within 60 days of February 28, 2015, are deemed to be beneficially owned by the persons holding these options or restricted stock units for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105.

	Shares Beneficially Owned
	Number of Shares of
Name of Beneficial Owner	Common Stock	Percent of Class (%)
5% Stockholders:
Entities Affiliated with Teton Capital Partners(1)	2,242,924	5.8
Entities Affiliated with Capital World Investors(2)	3,075,805	7.9
Entities Affiliated with Capital International Investors(3)	2,840,183	7.3
Entities Affiliated with Marathon Partners(4)	2,365,800	6.1
Entities Affiliated with Sequoia Capital(5)	5,741,552	14.8
Entities Affiliated with T. Rowe Price(6)	6,482,980	16.7

Directors and Executive Officers:
John Kunze(7)	1,647,112	4.1
Ryno Blignaut(8)	301,123	*
Julian King(9)	376,061	1
Christopher G. Ferro(10)	253,998	*
Roelof Frederik Botha(11)	80,142	*
Tom Killalea(12)	—	*
Murray J. Demo(13)	147,863	*
Kevin E. Hartz(14)	1,098,912	2.8
C. Richard Kramlich(15)	58,952	*
Anne Mitchell(16)	8,565	*
Keith Rabois(17)	100,863	*
Matthew Roberts(18)	144,684	*
All directors and executive officers as a group (12 persons) (19)	4,218,275	10.1

*Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

These securities are held by Teton Capital Partners, L.P. (the “Fund”). Ancient Art, L.P. (“Ancient Art”) is the investment manager to the Fund. Whitney, L.P. (“Whitney”) is the general partner of the Fund. Trango II, L.L.C. (“Trango”) is the general partner of both Ancient Art and Whitney. Quincy J. Lee is the principal of Trango. The Fund has sole voting and dispositive power with respect to the securities described herein. Ancient Art, Whitney, Trango and Mr. Lee share voting and dispositive power with respect to the securities described herein. Each of the Fund, Ancient Art, Whitney, Trango and Mr. Lee may be deemed to beneficially own the securities described herein; however, each of Ancient Art, Whitney, Trango and Mr. Lee disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The principal address of each of Mr. Lee, the Fund, Ancient Art, Whitney and Trango is 500 West 5th Street, Suite 1110, Austin, Texas 78701. The information set forth in this footnote is derived from information provided to us by Ancient Art and from a Schedule 13D filed jointly by Mr. Lee, the Fund, Ancient Art, Whitney and Trango on November 10, 2014.

(2)

Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of the securities as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC manages equity assets for various investment companies through three divisions, Capital Research Global Investors, Capital International Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and make investment decisions and proxy voting decisions for the investment companies on a separate basis. Capital World Investors does not own the securities for its own account. Rather, the securities are owned by accounts under the discretionary investment management of Capital World Investors. The principal address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. The information set forth in this footnote is derived from information provided to us by Capital World Investors and from a Schedule 13G filed by Capital World Investors on February 6, 2015.

(3)

These securities are held by Capital International Investors, a division of Capital Research and Management Company (“CRMC”). Capital International Investors, along with the following subsidiaries of CRMC, each provide investment management services, share investment and proxy voting decision making and collectively report beneficial ownership under the name Capital International Investors: Capital Guardian Trust Company, Capital International Limited, Capital International Sarl, Capital International K.K. and Capital International, Inc. (together, the “CRMC Subsidiaries”). Neither Capital International Investors nor any of its constituent companies own the securities for its own account. Rather, the securities are owned by accounts under the discretionary investment management of one or more of the CRMC Subsidiaries. For purposes of the reporting requirements of the Exchange Act, Capital International Investors may be deemed to be the beneficial owner of the securities described herein; however, Capital International Investors expressly disclaims any such beneficial ownership. The principal address of Capital International Investors is 333 South Hope Street, Los Angeles, CA 90071. The information set forth in this footnote is derived from information provided to us by Capital International Investors and from a Schedule 13G filed by Capital International Investors on February 6, 2015.

(4)

Marathon Partners Equity Management, LLC (“Marathon Management”) is the general partner of Marathon Partners L.P. (“Marathon Partners”). Mario Cibelli is managing member of Marathon Management. Some of the securities which are beneficially owned by Marathon Management and Mr. Cibelli, are owned by advisory clients of Marathon Management. Mr. Cibelli has sole voting and dispositive power with respect to 15,800 of the securities. Marathon Management, Marathon Partners and Mr. Cibelli share voting and dispositive power with respect to 2,075,000 of the securities. Marathon Management and Mr. Cibelli share voting and dispositive power with respect to 2,350,000 of the securities. Each of Marathon Partners, Marathon Management and Mr. Cibelli may be deemed to be the beneficial owner of the securities described herein; however, Mr. Cibelli disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The principal address of each of Mr. Cibelli, Marathon Partners and Marathon Management is One Grand Central Place, 60 East 42nd Street, Suite 2306, New York, New York 10165. The information set forth in this footnote is derived from a Schedule 13G filed jointly by Mr. Cibelli, Marathon Partners and Marathon Management on February 6, 2015.

(5)

Includes (i) 5,036,306 shares held by Sequoia Capital XI, LP (ii) 545,439 shares held by Sequoia Capital XI Principals Fund, LLC and (iii) 159,807 shares held by Sequoia Technology Partners XI, LP (collectively, the Sequoia Capital Funds). SC XI Management, LLC is the general partner of Sequoia Capital XI, LP and Sequoia Technology Partners XI, LP and is the managing member of Sequoia Capital XI Principals Fund, LLC. The managing members of SC XI Management, LLC are Michael Goguen, Douglas Leone, and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SC XI Management, LLC may be deemed to share beneficial ownership of the shares held by the Sequoia Capital Funds. Such individuals expressly disclaim any such beneficial ownership. The address of each of the entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025. The information set forth in this footnote is derived from information provided to us by the Sequoia Capital Funds.

(6)

These securities are owned by various individuals and institutional investors including certain T. Rowe Price mutual funds and institutional clients advised by T. Rowe Price Associates, Inc. (Price Associates) which held, in the aggregate 6,482,980 shares of common stock, for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates may be deemed to be the beneficial owner of all of the securities listed herein; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. The information set forth in this footnote is derived from information provided to us by Price Associates and from a Schedule 13G filed by Price Associates on February 10, 2015.

(7)	Includes options to purchase 1,647,112 shares of common stock that are exercisable within 60 days of February 28, 2015. Mr. Kunze and Janet Kunze share dispositive power over the shares.
(8)

Includes (i) 28,749 restricted stock units vesting within 60 days of February 28, 2015; and (ii) options to purchase 272,374 shares of common stock that are exercisable within 60 days of February 28, 2015.

(9)	Includes options to purchase 359,405 shares of common stock that are exercisable within 60 days of February 28, 2015.
(10)	Includes options to purchase 189,998 shares of common stock that are exercisable within 60 days of February 28, 2015.
(11)	Includes options to purchase 5,363 shares of common stock that are exercisable within 60 days of February 28, 2015.
(12)	Mr. Killalea was appointed to the Board in March 2015.
(13)	Includes options to purchase 147,863 shares of common stock that are exercisable within 60 days of February 28, 2015.
(14)

955,675 shares are held by the Hartz Family Revocable Trust (the Hartz Revocable Trust) and 136,496 shares are held by the Hartz 2008 Irrevocable Trust (the Hartz Irrevocable Trust, and together with the Hartz Revocable Trusts, the Hartz Trusts). Kevin E. Hartz, as a trustee, shares voting and dispositive power over the shares held by the Hartz Trusts. Includes options to purchase 5,363 shares of common stock that are exercisable within 60 days of February 28, 2015.

(15)	Includes options to purchase 5,363 shares of common stock that are exercisable within 60 days of February 28, 2015.
(16)	Includes options to purchase 5,363 shares of common stock that are exercisable within 60 days of February 28, 2015.
(17)	Includes options to purchase 100,363 shares of common stock that are exercisable within 60 days of February 28, 2015.
(18)	Includes options to purchase 144,684 shares of common stock that are exercisable within 60 days of February 28, 2015. Mr. Roberts and Mary Kathryn Roberts share dispositive power over the shares.
(19)

Includes (i) 1,306,275 shares held of record by current directors and executive officers and (ii) options to purchase 2,883,251 shares of common stock that are exercisable within 60 days of February 28, 2015; and (iii) 28,749 restricted stock units vesting within 60 days of February 28, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2014, all required reports were filed on a timely basis under Section 16(a).

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the transactions discussed below and the compensation agreements, equity compensation policies, grants of certain equity awards and other arrangements which are discussed above in “Compensation,” in 2014, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	Any breach of the director’s duty of loyalty to us or our stockholders;
•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	Any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Procedures for Approval of Related Party Transactions

Our Board has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. The policy requires, among other items, that such transactions must be approved by our audit committee or another independent body of our Board. Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom is a related party. Prior to our Board’s consideration of a transaction with a related party, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board, and the transaction will not be approved by our Board unless a majority of the directors who are not interested in the transaction approve the transaction.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. The advance notice requirements within our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. Since our Annual Meeting is being held on May 28, 2015, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 29, 2016 and no later than February 28, 2016, in order to be raised at our 2016 annual meeting of stockholders.  However, the amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 16, 2015. Such proposals must be delivered to our Secretary, c/o Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105.

ATION T, 12TH FLOOR

 the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 you would like to  reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

 any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received before the start of the meeting.

XOOM CORPORATION 425 MARKET STREET, 12TH FLOOR SAN FRANCISCO, CA 94105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to  reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received before the start of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M87536-P61250	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOOM CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
	The Board of Directors recommends you vote FOR				number(s) of the nominee(s) on the line below.
the following:
	1. Election of Directors	☐	☐	☐

Nominees
01) Anne Mitchell
02) Murray J. Demo
03) Matthew Roberts

	The Board of Directors recommends you vote FOR Proposal 2.					For	Against	Abstain

2. To ratify the appointment of KPMG LLP as Xoom Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2015.						☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

	For address changes/comments, mark here.	☐
	(see reverse for instructions)	Yes	No

	Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

M87537-P61250

XOOM CORPORATION
Annual Meeting of Stockholders
May 28, 2015 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Kunze and Ryno Blignaut, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of XOOM CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PDT on May 28, 2015 at Xoom Corporation, 425 Market Street, 12th Floor, San Francisco, CA 94105, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side